POWER OF ATTORNEY

 KNOW ALL PERSONS BY THESE PRESENTS that the person whose signature appears below does hereby make, constitute and appoint each of A. William Stein, Joshua A. Mills and Barbara Polster as a true and lawful attorney-in-fact of the undersigned with full powers of substitution and revocation, for and in the name, place and stead of the undersigned (both in the undersigned's individual capacity and as an officer or member of the  board of directors) to execute and deliver such forms as may be required to be filed from time to time with the Securities and Exchange Commission with respect to any investments of Digital Realty Trust Inc. (including any amendments or supplements to any reports from schedules previously filed by such persons or entities) including any joint filing agreements or joint filer information statements in connection therewith, with respect to any subsidiary of Digital Realty Trust, Inc.: (i) pursuant to Sections 13(d) and 16(a) of the Securities Exchange Act of 1934, as amended, including without limitation Schedules 13D and 13G, statements on Form 3, Form 4 and Form 5 and (ii) in connection with any applications for EDGAR access codes, including without limitation the Form ID.

SIGNATURE  TITLE        DATE

/s/ James Trout Senior Vice President, Portfolio and Technical Ops.   July 31, 2006